Exhibit 21.1
Subsidiaries of Imation Corp.

	Country or State in
	Which Subsidiary	Percentage of
	was Organized	Ownership
Imation Enterprises Corp	U.S.	100
Imation Electronics Mexico	Mexico	100
Imation Latin America Corp	U.S.	100
Imation Mexico S.A. de C.V.	Mexico	100
Imation do Brasil Ltda	Brazil	100
Imation Chile S.A.	Chile	100
Imation Latin America Marketing S.A.	Panama	100
Imation Mercosur Trading S.A.	Uruguay	100
Imation Funding Corp	U.S.	100
Memorex Products Inc.	U.S.	100
Imation Online Services Corporation	U.S.	100
IMN Data Storage LLC	U.S.	100
Imation Data Storage Holdings CV	Netherlands	100
Imation Europe BV	Netherlands	100
TME GmbH	Germany	100
Imation Deutschland GmbH	Germany	100
Imation France S.A.	France	100
Imation Iberia, S.A.	Spain	100
Imation U.K. Limited	United Kingdom	100
Imation S.r.l.	Italy	100
Imation Middle East FZE	United Arab Emirates	100
Imation Polska Sp. Z.O.O.	Poland	100
Memorex Products Europe Ltd.	United Kingdom	100
Memorex Products GmbH	Germany	100
Hanny Magnetics Europe Ltd.	United Kingdom	100
Imation Holdings Pte Ltd.	Singapore	100
Imation Asia Pacific Pte Ltd.	Singapore	100
Imation ANZ Pty Ltd.	Australia	100
TDK (Australia) Pty Ltd	Australia	100
Imation Singapore Pte Ltd.	Singapore	100
Imation (Malaysia) SDN BHD	Malaysia	100
Imation India Private Ltd.	India	100
Imation Corporation Japan	Japan	100
Imation Korea, Inc.	South Korea	100
Imation Hong Kong Ltd.	Hong Kong	100
Imation (Shanghai) Co. Ltd.	China	100
Imation (Guangzhou) International Co. Ltd.	China	100
Imation Information Technology (Beijing) Ltd.	China	100
Imation Taiwan Ltd.	Taiwan	100
Memorex Products (Taiwan) Inc.	Taiwan	100
Imation (Thailand) Ltd.	Thailand	100
Imation Argentina S.A.C.I.F.I.A.	Argentina	100
Imation Colombia S.A.	Colombia	100
Imation Panama S.A.	Panama	100
Imation Canada Inc.	Canada	100
Imation Ireland Ltd.	Ireland	100
Global Data Media FZ-LLC	United Arab Emirates	51*
MBI International FZ-LLC	United Arab Emirates	51*
MBI International Services Private Ltd.	India	51*
MBI India Marketing Private Ltd.	India	51*
Glyphics Media, Inc.	U.S.	51*
Global Data Media FZ-LLC and its subsidiaries are joint ventures.